Exhibit 99.2

PARK ELECTROCHEMICAL CORP.

Investor Conference Call
January 4, 2018

Forward Looking Disclaimer

This presentation contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Park's expectations regarding revenues, EBITDA, EBIT, the strategic evaluation of our Electronics Business and growth opportunities and projected pro forma financial information for the Aerospace Business. The forward-looking statements contained in this presentation are based on management's good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements.

With respect to the strategic evaluation for our Electronics Business, potential risks and uncertainties include: there is no assurance that any transaction or transactions will be consummated in a timely manner or at all (a "Potential Transaction"); the effect of the announcement of the consideration of a Potential Transaction on the Company's business relationships (including, without limitation, customers and suppliers) and its employees; that the failure to complete a Potential Transaction could negatively impact the market price of the Company's common stock and the future business and financial results of the Company; the significant expenses to be incurred by the Company in consideration of a Potential Transaction and contingent expenses if a Potential Transaction is consummated; and the diversion of management's attention from the Company's ongoing business operations during the consideration of a Potential Transaction.

Forward Looking Disclaimer *(continued)*

With respect to projected pro forma information regarding our Aerospace Business potential risks and uncertainties include:

- *The Company would have greater exposure to the risks of the aerospace industry generally, including volume of commercial and business air travel, airline industry confidence and investment, energy and fuel costs, global military and defense budgets, global politics and trade policy, global environmental and conservation policy, aerospace OEM product life cycles and new program development, and overall perception of air travel safety, convenience, and affordability versus other modes of transportation.*
- *The Company would have a greater portion of its production concentrated in fewer manufacturing locations. Natural disasters, location specific labor issues or business or environmental regulation would have a greater impact on the operations of the overall Company.*
- *Increased customer concentration relative to total revenue. The Company's revenue derived from its top customer would be larger as a percentage of total revenue. Factors relating to pricing and contract negotiation, timing of purchases, and the overall customer relationship would be even more critical and could adversely affect the Company's overall operations to a greater degree.*
- *Increased supplier concentration. The Company would have increased risk, relative to its overall operations, associated with a certain supplier, which is the sole source supplier for many of the Company's products. Any disruption, economic changes or quality issues with this supplier could negatively affect the Company's overall operations to a greater degree.*
- *Increased dependency on certain aircraft OEM programs. The Company has significant exposure to certain aircraft programs that are subject to market demand, manufacturing delays or issues, safety or qualification issues, and trade, tax and political issues, which could in turn negatively affect the Company.*
- *Vulnerabilities associated with changes in supply chain or sourcing strategies by Tier 1 aerospace suppliers or OEMs. OEMs may decide to bring fabrication or assembly work that is currently performed by the Company's direct customers in-house. OEMs may also demand price reductions of the Company's direct customers, which may have an adverse effect on the Company. The Company is also dependent on the commercial success of certain jet engine programs, which are in direct competition with other jet engine programs on factors such as price, efficiency, repair and maintenance factors and timely delivery, which are outside the Company's direct control.*
- *The Company competes for manufacturing and engineering talent in a competitive labor market. Personnel turnover and training costs could negatively impact the Company's operations.*

Additional information about potential factors that could affect the Company's business and financial results is included in Item 1A "Risk Factors" and under the caption "Factors That May Affect Future Results" after Item 7 in the Company's Annual Report on Form 10-K for the year ended February 26, 2017 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Park assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments, or otherwise.

Financial Highlights

- Park Paid off its Bank Loan in full on January 3, 2018; Balance was $68.5 Million. Park now has zero long-term debt.

- Park's Board of Directors declared a special dividend of $3.00 per share payable February 13, 2018 to shareholders of record on January 23, 2018. The total amount of the dividend will be $60.7 Million.

- Including this $3.00 per share dividend and the regular quarterly $0.10 per share dividend declared December 19, 2017 and payable February 6, 2018 to shareholders of record on January 2, 2018, Park will have paid $412 Million, or $20.10 per share, of Cash Dividends since the beginning of FY05.

Strategic Evaluation of Park's Electronic Business

- Park has decided to conduct a strategic evaluation of Park's Iconic Electronics Business, including the potential sale of the Electronics Business.

- Park has retained Greenhill & Co., LLC to assist in the strategic evaluation of Park's Electronics Business, including the potential sale of the Electronics Business.

- Park expects to complete the strategic evaluation of its Electronics Business during the Second Quarter of Park's FY19. However, no specific timetable has been set, and there can be no assurance that a sale or any other transaction will take place as a result of the strategic evaluation.

Park's Iconic Electronics Business (AKA "Nelco")

- Develops and Manufactures high-technology digital and RF/Microwave Printed Circuit Materials principally for the Service Provider Infrastructure, Enterprise, Military/Aerospace and Semiconductor Test Markets.

- Global Business with manufacturing locations in Singapore, France, California and Arizona and R & D facilities in Singapore and Arizona.

- Auspicious Beginning in 1961 on ground floor of Modern Electronics Industry.
  - ✓ "NELCO" in Stamford, CT
  - ✓ $200 Thousand Investment

- Much Innovation starting in Early Days, including development of Multi-Layer Circuit Boards in 1962.

Park's Iconic Electronics Business (Continued)

- Something Built From Nothing; True Lasting Value Built the Park Way:
  - ✓ Being true to Park's Principles
  - ✓ Hard Work
  - ✓ Perseverance

- Wonderful Products, Wonderful Technology and especially Wonderful People…

Why Consider Sale of Electronics Business?

- Park is a Small Company with Limited and Focused Resources By Design.

- Electronics and Aerospace are very Different Industries with very Different Technologies and Markets.

- We will look for a New Owner for our Electronics Business which has the Resources (Human and Financial), Focus and Capability to enhance and develop the full potential of Park's Electronics Business and Provide it with the Future it Deserves.

- We will look for a transaction which is in the best interest of our Investors, our Electronics Business and our Electronics Business People, Customers and OEMs.

- If we sell our Electronics Business, the Buyer will be very Fortunate to own such a Special Business.

Park's Aerospace Business

- Develops and Manufactures Hot-Melt and Solution Advanced Composite Materials for the Aerospace Industry. Park also designs and manufactures composite parts, assemblies and primary and secondary structures and low-volume tooling for the Aerospace Industry.

- Principle Manufacturing, Design and R & D Facility located in Newton, Kansas, with satellite manufacturing facility located in Singapore.

- January 2007…Park Commits to Aerospace as second major area of business focus.

- August 2007…Park locates farm field in Newton, Kansas as site for its new Aerospace Facility.



Park's Aerospace Business (Continued)

- January 17, 2008…Ground-breaking of facility in Newton, Kansas.

- 2014…Park goes into production on first program for Major Jet Engine Manufacturer.

- Park's very special Aerospace Business was built from Nothing (a farm field producing wheat 10 years ago), but now it is a business with True Lasting Value Built the Park Way:
  - ✓ Staying true to Park's Principles
  - ✓ Hard Work
  - ✓ Perseverance in the face of extreme adversity and significant challenges

- Park's Aerospace Business has not yet achieved Greatness, which is our singular objective, but it is a very special business with significant opportunities…

Major Jet Engine Company

- Year Two of 13 Year LTA with Repricing after Year 3 and Year 8.
- Sole Source on multiple Engine Nacelle and Thrust Reverser Programs, including:
  - ✓ 747-8 with Genx 2B Engines
  - ✓ A320NEO with LEAP-1A Engines
  - ✓ Comac 919 with LEAP-1C Engines
  - ✓ Bombardier Global 7000/8000 with Passport 20 Engines
- Park Materials are Sole Source on large internal fixed structure component for new engine program ramping up production.
- Park Materials also Qualified for internal fixed structure components for multiple engine programs.



Major Jet Engine Company (Continued)

- Multiple joint development and collaboration efforts leading to qualifications of new Park Products on major engine programs. Qualifications for two additional new Park Products expected to be complete in FY19.

- Development Program related to large composite parts produced by Park using Park Materials.

- Redundant Factory?

Significant Opportunities with Major Aerospace Company

- Qualification in Progress for Park Materials Related to Two important OEM specifications; Qualifications expected to be complete in FY19 Q1.

- Additional Specifications under review for Park Materials.

- Significant Opportunities related to spares and other composite parts for Multiple Legacy Military Aircraft Programs.



Textron's Scorpion ISR/Strike Tactical Aircraft

- Park produced large quantities of composite parts and assemblies and low-volume tooling for Textron's Scorpion Jet Demo Unit One which had its maiden flight on December 12, 2013.

- Park produced large quantities of composite parts and assemblies and low-volume tooling for all Production Conforming Scorpion Jets.


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First Production Conforming Scorpion Jet taking off for its Maiden Flight on December 22, 2016

The Future

- If Park's Electronics Business is sold, Park will become an Aerospace Only Company.

- Park's Opportunities in Aerospace are now very significant (after 10 Years of Hard Work and Perseverance).

- If Park's Electronics Business is sold, Park will be able to focus 100% of its efforts, attention and resources on its Aerospace Business and Park's Significant Opportunities in the Aerospace Industry.

- Because of the status Park has earned in the Aerospace Industry, Park may be very well positioned to take advantage of fairly unique strategic opportunities, including acquisition opportunities, in the Aerospace Industry.

- Park has very carefully redesigned its cost structure for the future from the bottom up in the event its Electronics Business is sold and Park becomes an Aerospace Only Company.

Park's Baseline Pro-Forma Forecast Estimates Assuming Park's Electronics Business is Sold

	FY19	FY20	FY21	FY22
Sales	$50M to $54M	$58M to $63M	$67M to $72M	$76M to $82M
EBITDA	$10.5M to $13M	$14M to $16.5M	$17M to $20M	$21M to $24M
EBIT	$9M to $11.5M	$12.5M to $15M	$15M to $18M	$19M to $22M

- FY19 Pro-Forma assumes Sale of Electronics Business was complete at beginning of FY19 and all legacy costs ended at beginning of FY19.
- Pro-Forma Forecast Assumes Organic Growth Only and no Additional Revenue from New Significant Opportunities or Acquisitions.
- Note that Jet Engine Company Forecast does not top out until FY25.
- Assumptions Regarding Tax Rates and Interest Income.

Additional Financial Commentary

- Although there still is uncertainty regarding the new tax law, Park currently estimates that it will pay approximately $20 Million in taxes related to its overseas earnings and cash. (Park estimates that the repatriation of all of its overseas cash would have resulted in a tax liability of approximately $60 million before the change in the tax law.)

- Net of this estimated $20M tax and after paying off the bank loan and paying for the Special Dividend and recently declared Regular Dividend discussed above, Park estimates it will have cash of between approximately $90 million and $95 million.

- Factors relating to Future use of Cash
  - ✓ Proceeds from Possible Sale of Electronics Business
  - ✓ Deeper Understanding of New Tax Law
  - ✓ Unique Acquisition Opportunities

- Park's Regular Dividend


Thank You!